UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

Monkey Rock Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15165	98-0208402
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 1030
Sturgis, SD 57785
(Address of principal executive offices)

(877) 523-4070
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2010, Monkey Rock Group, Inc., a Delaware corporation (the “Company”) entered into an Equity Credit Agreement (the “Equity Credit Agreement”) with Southridge Partners II, LP (the “Investor”), a limited partnership organized and existing under the laws of the State of Delaware.

Pursuant to this Equity Credit Agreement, the Investor shall commit to purchase upon to ten million dollars ($10,000,000) of the Company’s common stock over the course of thirty six (36) months commencing the effective date of the initial Registration Statement (as defined below) covering the Registrable Securities (as defined below) pursuant to the Equity Credit Agreement. The put option price is ninety-two percent (92%) of the average of two lowest closing bid price (the “Bid Price”) of any two applicable trading days, consecutive or inconsecutive, during the five (5) trading day period (the “Valuation Period”) commencing the date that a put notice (the “Put Notice”) is delivered to the Investor (the “Put Date”) in a manner provided by the Equity Credit Agreement.

In addition, pursuant to the Equity Credit Agreement, in each Put Notice, the Company is required to specify a minimum stock price which in no event shall be less than sixty percent (60%) of the average of the Bid Price during the three (3) trading day period commencing the Put Date (the “Floor Price”). In the event the Bid Price decreases below the Floor Price during the Valuation Period, the Investor’s obligation to fund one-fifth of the put amount for each such trading day shall terminate.

The “Registrable Securities” include the Put Shares, any Blackout Shares (as defined in the Equity Credit Agreement), and any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend, or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise.

Pursuant to a Registration Rights Agreement entered into by the parties on November 2, 2010 (the “Registration Rights Agreement”), the Company is obligated to file a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities no later than thirty (30) days after the execution of the Equity Credit Agreement. The amount of the Registrable Securities required to be included in the initial Registration Statement shall be no less than 100% of the maximum amount of common stock permitted by the SEC to be included in a Registration Statement pursuant to Rule 415 (the “Rule 415 Amount”) promulgated under the Securities Act of 1933, as amended (the “Act”), and shall file additional Registration Statement(s) to register additional Rule 415 Amounts until all the Registrable Securities are registered.

Copies of the Equity Credit Agreement and the Registration Rights Agreement are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference. All references to the Equity Credit Agreement and the Registration Rights Agreement in this Current Report are qualified, in their entirety, by the full text of such exhibits.

Item 3.01 Unregistered Sales of Equity Securities.

See Item 1.01 above.

In addition, the Company is relying on an exemption from the registration requirements of the Act for the private placement of our securities under the Equity Credit Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, and the Investor has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Equity Credit Agreement, by and between Monkey Rock Group, Inc. and Southridge Partners II, LP, effective November 2, 2010.

10.2	Registration Rights Agreement, by and between Monkey Rock Group, Inc. and Southridge Partners II, LP, effective November 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONKEY ROCK GROUP, INC.

Date: November 8, 2010	By:	/s/ John Dent
John Dent
Chief Executive Officer